SHAREHOLDERS AGREEMENT

This Shareholders Agreement (this “Agreement”), dated as of January 28, 2008, by and among Fursa Alternative Strategies LLC (formerly known as Mellon HBV Alternative Strategies LLC), a Delaware limited liability company (“Fursa”) acting on behalf of itself and Fursa’s affiliated and/or managed funds and accounts listed in paragraph (a) of Schedule 1 hereto (the “Fursa Group”) and the persons and entities listed in paragraph (b) of Schedule 1 (“TTG,” and collectively with the Fursa Group, the “Shareholders,” and individually, a “Shareholder”) and Movie Star, Inc. (“Parent,” and together with the Shareholders, the “Parties” and individually, a “Party”).

WHEREAS, as an inducement to Parent’s willingness to enter into the Agreement and Plan of Merger and Reorganization, dated as of December 18, 2006 (as amended, the “Merger Agreement”), by and among Parent, FOH Holdings, Inc. (“FOH”) and Fred Merger Corp., a wholly owned subsidiary of Parent (“Merger Sub”), the Shareholders have agreed to enter into this Agreement upon the consummation of the merger of FOH and Merger Sub (the “Merger”).

WHEREAS, pursuant to the Merger Agreement, Parent will issue to the Shareholders shares (the “Merger Shares”) of its common stock (the “Common Stock”);

WHEREAS, pursuant to the Merger Agreement, Parent will issue to Fursa Master Rediscovered Opportunities Fund L.P. (formerly known as Mellon HBV Master Rediscovered Opportunities Fund L.P.), a limited partnership organized under the laws of the Cayman Islands, and Fursa SPV LLC (formerly known as Mellon HBV SPV LLC), a Delaware limited liability company, shares of its Series A 7.5% Convertible Preferred Stock (the “Preferred Stock Shares”), convertible to Common Stock (such shares of Common Stock issuable upon any conversion, the “Preferred Stock Conversion Shares”);

WHEREAS, in accordance with the terms of the Merger Agreement, Parent commenced an offering of $20,000,000 of its Common Stock pursuant to a rights offering (the “Rights Offering”);

WHEREAS, in connection with the execution of the Merger Agreement, Parent and certain Shareholders entered into the Standby Purchase Agreement dated as of December 18, 2006 (as amended, the “Standby Purchase Agreement”) pursuant to which certain Shareholders (the “Standby Purchasers”) agreed to purchase from Parent upon expiration of the Rights Offering, shares of Common Stock not purchased by Parent’s shareholders in the Rights Offering, up to $20,000,000 on a several but not on a joint and several basis (such shares, the “Unsubscribed Shares”), on the terms and subject to the conditions set forth in Standby Purchase Agreement;

WHEREAS, pursuant to the Standby Purchase Agreement, solely as compensation to the Standby Purchasers for their commitments under the Standby Purchase Agreement, Parent has agreed to issue to the Standby Purchasers warrants (the “Guarantor Warrants”) representing the right to purchase additional shares of Common Stock (the “Warrant Shares”); and

WHEREAS, after giving effect to the issuance of the Merger Shares and issuance of the Preferred Stock Shares upon consummation of the Merger, the purchase of the Unsubscribed Shares under the Standby Purchase Agreement, the issuance of the Guarantor Warrants representing the right to purchase the Warrant Shares and any other shares of Common Stock currently held by the Shareholders, the Shareholders will hold directly or otherwise “beneficially own” (as hereinafter defined) the shares of Common Stock and Preferred Stock Shares as set forth on Schedule 1 hereto.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Representations and Warranties of Parent. Parent hereby represents and warrants to the Shareholders that this Agreement has been duly authorized, executed and delivered by Parent, and is a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms except for (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (b) the effect of equitable principles of general application.

2. Representations and Warranties of Fursa and the Shareholders. Each of the Shareholders and Fursa represents and warrants to Parent that: (a) this Agreement has been duly authorized, executed and delivered by such Person, and is a valid and binding obligation of such Person, enforceable against such Person in accordance with its terms except for (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (ii) the effect of equitable principles of general application; (b) except with regard to the agreements expressly contemplated by this Agreement, none of the Shareholders designated on Schedule 1 as members of the Fursa Group, nor any of its Affiliates or Associates, has formed, joined or in any way participates, in a “group” (within the meaning of Section 13d-5(b)(1) of the Exchange Act) with the Shareholders designated on Schedule 1 as members of the Tokarz Group, nor any of its Affiliates or Associates, with respect to any Parent security; and (c) after giving effect to the issuance of Common Stock to the Shareholders upon consummation of the Merger and the purchases of Common Stock by the Shareholders in connection with the Rights Offering, in the case of TTG, the Shareholders included in the Tokarz Group and their Affiliates and Associates (as such terms are hereinafter defined), and in the case of the Fursa Group, the Shareholders included in the Fursa Group and their Affiliates and Associates, each will in the aggregate hold directly and/or will be the “beneficial owners” of the number of shares of Common Stock as set forth on Schedule 1, and that neither of such groups and their respective Affiliates or Associates will beneficially own, or have any rights, options or agreements to acquire or vote, any other shares of Common Stock. For purposes of this Agreement: the term “Shares” shall mean with respect to each Shareholder, the shares of Common Stock set forth opposite such Shareholder’s name on Schedule 1, together with any shares of Common Stock acquired or otherwise beneficially owned after the date hereof in accordance with the terms of this Agreement; the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the

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Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); the terms “beneficial owner” and “beneficially own” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act except that a person shall also be deemed to be the beneficial owner of all Shares which such person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

3. Standstill Agreements.

(a) During the period commencing on the date hereof and expiring on the 18-month anniversary of this Agreement (the “Standstill Period”), no Shareholder shall, nor shall it permit any of its Affiliates to, directly or indirectly, except with respect to the Merger Shares issued in the Merger, any Unsubscribed Shares purchased pursuant to the Standby Purchase Agreement, the Guarantor Warrants issued pursuant to the Standby Purchase Agreement, any Warrant Shares issuable upon exercise of the Guarantor Warrants, the Preferred Stock Shares issued pursuant to the Merger Agreement and any Preferred Stock Conversion Shares issued upon conversion of the Preferred Stock Shares, acquire or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, directly or indirectly, any direct or indirect interest in any security (whether debt, equity or otherwise) of any kind or nature in Parent or any of its Affiliates or their respective successors (each, an “Acquisition”), unless, after giving effect to such Acquisition, such Shareholder’s beneficial ownership of Common Stock, together with the beneficial ownership of its Affiliates, does not exceed 1.0% more than the percentage of outstanding shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) in the aggregate by such Shareholder and its Affiliates (including all managed funds and client accounts over which such Shareholder or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting or dispositive rights) after giving effect to the issuance of the Merger Shares, the Unsubscribed Shares, the Warrant Shares issuable upon exercise of the Guarantor Warrants and the Preferred Stock Conversion Shares issuable upon conversion of the Preferred Stock Shares or such Acquisition is approved by a majority of the “independent” (as defined under the American Stock Exchange rules) members of the of the Board of Directors of Parent who are also not an Affiliate, or nominee, of the Shareholder involved in such transaction (the “Parent Independent Directors”).

(b) Subject to the compliance with the other obligations under this Agreement, notwithstanding the foregoing limitations on Acquisitions of Parent securities, any Shareholder or group of Shareholders may make and consummate a proposal or a tender offer to acquire all, but not less than all, shares of Common Stock not owned by such Shareholder(s).

(c) During the Standstill Period, no Shareholder shall, nor shall it permit any of its Affiliates to sell or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to sell, directly or indirectly, or transfer, assign, pledge, encumber, contribute, give or otherwise dispose of, grant a proxy or power of attorney with respect to,

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deposit in any voting trust, or create or permit to exist any liens of any nature with respect to, any direct or indirect ownership interests in Parent or the Shares owned by such Shareholder (a “Transfer”) except for Transfers in accordance with Section 9 of this Agreement and Transfers in compliance with the volume limits and the other provisions of Rule 144 under the Securities Act of 1933, as amended, (the “Securities Act”), without the approval of the Parent Independent Directors, which approval shall not be unreasonably withheld.

(d) If a Transfer is not made pursuant to a registration statement that is declared effective by the SEC, and otherwise complies with the plan of distribution and other requirements of such registration statement, the legends that the Merger Shares, the Unsubscribed Shares, the Guarantor Warrants, the Warrant Shares, the Preferred Stock Shares and the Preferred Stock Conversion Shares bear, may only be removed following the expiration of the Standstill Period in connection with a Transfer, upon the receipt by Parent of an opinion of legal counsel, reasonably satisfactory to Parent, to the effect that such Transfer is exempt from the registration requirements of the Securities Act and any applicable securities laws.

(e) During the Standstill Period, except with regard to the agreements expressly contemplated by this Agreement or as permitted by Paragraph 3(b), none of the Shareholders designated on Schedule 1 as members of the Fursa Group, nor any of their Affiliates or Associates, may in any way otherwise participate in a “group” (within the meaning of Section 13d-5(b)(1) of the Exchange Act) with the Shareholders designated on Schedule 1 as members of the Tokarz Group, nor any of its Affiliates or Associates, with respect to any Parent security.

4. Board Nomination. During the Standstill Period, each Shareholder shall, and shall cause each of its Affiliates to (a) vote all of its Shares or execute written proxies with respect to such Shares in favor of the election to Parent’s Board of Directors of the individuals set forth on Exhibit E to the Merger Agreement (including any successor directors elected in accordance with the provisions of this Agreement and Parent’s by-laws, the “Post-Merger Directors”), and (b) take (or, if applicable, shall cause its designees to take) all necessary action to maintain a Board of Directors consisting of the directors designated on Schedule 2 hereto. If any Post-Merger Director dies, resigns or becomes disabled during the Standstill Period, Parent’s Board of Directors shall elect in his stead a person recommended to the Board of Directors by Parent’s nominating committee. During the Standstill Period, each Shareholder covenants and agrees that it shall not, and shall cause each of its Affiliates not to, directly or indirectly, make or direct, encourage or in any way participate in any “solicitations” of “proxies” (as such terms are used in the proxy rules of the Exchange Act) to vote, or to seek to advise or influence any person with respect to the voting of any security (whether debt, equity or otherwise) of Parent, to contest, object or to vote the Shares against or frustrate the intent of this Agreement or take any action to prevent or disable Parent or any of the Shareholders from performing any of their respective obligations hereunder.

5. Further Assurances. Each of the Shareholders hereby covenants and agrees that during the Standstill Period each Shareholder shall not, and shall cause each of its Affiliates and Associates not to, alone or through or in concert with others, directly or indirectly, request any amendment or waiver of any provision of Paragraphs 3, 4 or 5 by Parent or otherwise assist, participate in, facilitate, encourage or solicit any effort or attempt by any person to do any of the foregoing.

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6. Amendments and Waivers. Subject to the provisions of Paragraph 5 and applicable law (i) this Agreement may be amended, modified or supplemented only in writing executed by each of the Parties by action of the Board of Directors of each such Party, and (ii) any provisions herein may be waived only in writing executed by the Party or Parties against whom such waiver is asserted by action of such Party or Parties’ Board of Directors; provided, however, that no such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

7. Governing Law And Venue; Waiver Of Jury Trial. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. The parties hereto hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York in connection with all disputes, claims or controversies arising out of or relating to this Agreement and the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties for purposes of the foregoing.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 7.

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8. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable the remaining provisions hereof, shall, subject to the following sentence, remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

9. Assignment. Except as provided herein, none of the Parties may assign any of its rights or delegate any of its duties under this Agreement. Any purported assignment in violation of this Agreement will be void ab initio. In addition to Transfers in accordance with Rule 144 permitted by Section 3(c), a Shareholder may Transfer Parent securities to its Affiliates or to any managed fund or managed client account over which such Shareholder or any of its Affiliates exercises investment authority, including without limitation, with respect to voting or dispositive rights, in a private transaction exempt from registration under the Securities Act and other applicable securities laws, as confirmed in each case by an opinion of counsel reasonably acceptable to Parent, provided that such transferee shall, as a condition to the effectiveness of such transfer, execute within five Business Days (as such term is defined in the Merger Agreement) of any such transfers, a counterpart to this Agreement assuming all of the obligations of the transferring Shareholder with respect to such securities and agreeing to be treated as if an original party hereto. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve such Shareholder of its obligations hereunder.

10. Notices. Any notice, request, instruction or other document to be given hereunder by any Party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, facsimile, email or by overnight courier at the address or facsimile shown in this Agreement below each Party’s signature, or such other address as may be designated in writing hereafter by such Party. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving Party upon actual receipt, if delivered personally; three Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile or email (provided that if given by facsimile or email such notice, request, instruction or other document shall be followed up within one business day by delivery pursuant to one of the other methods described herein); or on the next business day after deposit with an internationally recognized overnight courier, if sent by such a courier.

11. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Facsimile signatures on this Agreement shall be deemed to be original signatures for all purposes.

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12. Interpretation; Absence of Presumption.

(a) For the purposes hereof, (1) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (2) the terms “hereof”, “herein”, and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the schedule hereto) and not to any particular provision of this Agreement, and Paragraph and Schedule references are to the Paragraphs and Schedules to this Agreement unless otherwise specified, (3) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation” unless the context otherwise requires or unless otherwise specified, (4) the word “or” shall not be exclusive, (5) provisions shall apply, when appropriate, to successive events and transactions, and (6) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified.

(b) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

13. Specific Performance. The Parties agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with the terms of this Agreement and that therefore the Parties shall be entitled to seek specific performance of the terms of this Agreement in addition to any other remedy at law or equity, without the necessity of proving irreparable harm or posting bond or other security.

14. Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements and representations made by or between the Parties, whether written or oral, to the extent they relate in any way to the subject matter hereof.

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IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the Parties hereto as of the date first above written.

MOVIE STAR, INC.

By:	/s/ Melvyn Knigin
Name: Melvyn Knigin
Title: Chief Executive Officer

Address:	Movie Star, Inc. 1115 Broadway New York, NY 10010
Attention:	Melvin Knigin
Facsimile:	(212) 213-4925

FURSA ALTERNATIVE STRATEGIES LLC, (on its behalf and on behalf of certain funds and managed accounts set forth in paragraph (a) of Schedule 1)

By:	/s/ Patrick Brennan
Name: Patrick Brennan
Title: Chief Administrative Officer

Address:	Fursa Alternative Strategies LLC 444 Merrick Road, Suite 104 Lynbrook, NY 11563
Attention:	Patrick Brennan
Facsimile:	(646) 205-6201

[SIGNATURE PAGES TO THE SHAREHOLDERS AGREEMENT]

TTG APPAREL, LLC
By:	/s/ Michael Tokarz
Name: Michael Tokarz
Title: Manager

Address:	Tokarz Investments, LLC 287 Bowman Avenue Purchase, NY 10577
Attention:	Michael Tokarz
Facsimile:	(914) 251-1816

TOKARZ INVESTMENTS, LLC
By:	/s/ Michael Tokarz
Name: Michael Tokarz
Title: Manager

Address:	Tokarz Investments, LLC 287 Bowman Avenue Purchase, NY 10577
Attention:	Michael Tokarz
Facsimile:	(914) 251-1816

[SIGNATURE PAGES TO THE SHAREHOLDERS AGREEMENT]

SCHEDULE 1

Name		Outstanding Shares Directly Held	Other Shares Issuable Upon Conversion or Exercise of Convertible Securities	Total Shares
(a)	Fursa Group:
	Fursa Master Global Event Driven Fund L.P. (formerly known as Mellon HBV Master Global Event Driven Fund L.P.), a limited partnership organized under the laws of the Cayman Islands	6,534,145	1,138,537	7,672,682
	Fursa Capital Partners LP (formerly known as Mellon HBV Capital Partners LP), a Delaware limited partnership	312,065	78,395	390,460
	Blackfriars Master Vehicle LLC – Series 2, a Delaware limited liability company	429,923	168,248	598,171
	Fursa Master Rediscovered Opportunities Fund L.P. (formerly known as Mellon HBV Master Rediscovered Opportunities Fund L.P.), a limited partnership organized under the laws of the Cayman Islands	1,110,827	425,336	1,536,163
(b)	Tokarz Group:
	TTG Apparel, LLC	1,766,322	0	1,766,322
	Tokarz Investments, LLC	8,386,977	298,296	8,685,273

SCHEDULE 2

Members of Parent’s Board of Directors

Peter Cole

John L. Eisel

Linda LoRe

Milton J. Walters

William F. Harley

Rose Peabody Lynch

Melvyn Knigin

Michael A. Salberg

Joel M. Simon

Thomas Rende

Thomas J. Lynch